EXHIBIT 10.1
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                          PURCHASE AGREEMENT
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            (North Hills Mall; North Richland Hills, Texas)

     THIS AGREEMENT is made and entered into as of the 22nd day of June, 1999, by and among NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Seller"), NORTH HILLS, LTD., a Texas limited partnership ("NHL"), and THE KEST CHILDREN'S TRUST (the "Kest Trust") or its assignee in accordance with subparagraph 9G of this Agreement. NHL and the Kest Trust are hereinafter individually and collectively called "Buyer".


                            R E C I T A L S
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     A.    Seller is the owner of that certain real property located in the City of North Richland Hills, County of Tarrant, State of Texas, consisting primarily of a shopping center sometimes known as "North Hills Mall".

     B. Buyer desires to purchase such shopping center property on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. Purchase and Sale. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "Land") described in Exhibit "A" attached hereto and made a part hereof, together with all improvements, structures, supplies and fixtures located upon the Land (subject to the rights and interest of tenants of the Property and their respective creditors), those items of personal property (the "Personal Property") described in Exhibit "B" attached hereto and made a part hereof, all right, title and interest of Seller in and to the name "North Hills Mall", all right, title and interest of Seller in and to all leases with tenants of the Property ("Tenant Leases"), and, to the extent assignable without the consent of third parties, all right, title and interest of Seller in and to all contract rights, permits, guaranties, warranties, agreements, tenant lists, advertising material and telephone exchange numbers held solely for use in connection with the foregoing (hereinafter, collectively, the "Property"), all upon the terms, covenants and conditions hereinafter set forth.

     2. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be the sum of $8,500,000.

     3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

     A. Escrow Deposit. Concurrently herewith, Buyer shall deliver the sum of Two Hundred Thousand Dollars ($200,000) (together with all interest thereon, the "Escrow Deposit") to Chicago Title Insurance Company, 171 North Clark Street, 4th Floor, Chicago, Illinois 60601, Escrow No. ____________, Attention: Mr. Terry Hendrickson, (which company, in its capacity as escrow holder hereunder, is called "Escrow Holder"). The Escrow Deposit hereunder shall be made by Buyer to Escrow Holder pursuant to wire transfer of immediately available federal funds and the amounts so deposited shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other reasonable manner as may be reasonably directed by Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

     B. Closing Payment. The Purchase Price, as adjusted by the application of the Escrow Deposit (as a credit to Buyer) and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph B being herein called the "Closing Payment").

     4.    Conditions Precedent

     A.    Title Matters.

     (1) Title Report. Seller shall order from "Title Company" (as hereinafter defined) a preliminary title report (together with legible copies of all underlying documents thereto) for delivery to Buyer within three (3) business days after the "Effective Date" (as hereinafter defined). Seller has delivered to Buyer a copy of the most current survey of the Land in Seller's possession, and such may be updated by Buyer, at Buyer's sole cost and expense, prior to the expiration of the "Title Review Period" (as hereinafter defined) (the "Survey"). Buyer shall promptly order a current title insurance commitment (the "Title Commitment") from Chicago Title Insurance Company or such other nationally recognized title company agreed upon by Buyer and Seller (which company, in its capacity as title insurer hereunder, is herein called the "Title Company"). If Buyer shall fail to deliver a "Title Objection Notice" (as hereinafter defined) setting forth those title and survey matters to which Seller objects on or before the date which is five (5) business days prior to the end of the "Due Diligence Period", as hereinafter defined (the "Title Review Period"), Buyer shall be deemed to have approved the status of title and survey respecting the Property (including the exceptions to title shown on any title commitment or any matters disclosed on any survey update obtained by Buyer, but specifically excluding any additional title matters objected to by Buyer pursuant to subparagraph 4A(2) of this Agreement).

     (2) Additional Title Matters. Approval by Buyer of any additional exceptions to title or survey matters first disclosed after the expiration of the Title Review Period shall be a condition precedent to Buyer's obligation to purchase the Property; provided, however, (i) such approval shall not be unreasonably withheld and (ii) any survey objections (either with respect to the survey itself or any title exceptions based thereon) may only be made if Buyer shall have obtained an update of the Survey during the Title Review Period. Unless Buyer gives a Title Objection Notice setting forth any such additional exceptions to title or survey matters to which Buyer disapproves (to the extent permitted hereunder) on or before the sooner to occur of five (5) business days after receipt of written notice thereof and the Closing Date, Buyer shall be deemed to have approved said additional title exception matters.

     (3) Title Objections. If Buyer shall disapprove any title or survey matters which Buyer is permitted to disapprove hereunder, Buyer shall give written notice thereof ("Title Objection Notice") to Seller within the time periods provided for in subparagraphs 4A(1) or (2), as applicable. Upon receipt by Seller of a Title Objection Notice given in a timely manner, then Seller shall have until the sooner to occur of (1) five
(5) business days from receipt of such Title Objection Notice and (2) the Closing Date, within which to notify Buyer as to each properly disapproved matter either that (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either (a) use commercially reasonable efforts to cause such disapproved matter to be removed on the Closing Date, or (b) obtain a title endorsement (if available) insuring over such disapproved matter; provided, however, Seller shall have no liability if for any reason, after electing under (ii) above, such additional disapproved matters are not removed or insured over as of the Closing Date. Failure to deliver any written notification by Seller of its


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election within such period shall be deemed to be an election not to cause any such additional disapproved matters to be removed. If Seller elects not to cause any or all such additional disapproved matters to be removed or insured over as aforesaid, Buyer shall have until the sooner to occur of
(1) five (5) business days from receipt of written notice thereof (or from the date of Seller's deemed election as aforesaid) and (2) the Closing Date, within which to notify Seller in writing either that (x) Buyer revokes its disapproval and will proceed with the purchase of the Property, subject to the satisfaction of any remaining conditions precedent to Buyer's obligation to close the transaction which is the subject of this Agreement, without any reduction in the Purchase Price and will take subject to such matters, or (y) Buyer terminates this Agreement (and thereupon the Escrow Deposit shall be delivered to Buyer). Failure to deliver any written notification by Buyer of its election within such period shall be deemed to be an election to terminate this Agreement. Notwithstanding anything to the contrary contained herein, Seller shall be obligated to cause the removal of any exceptions evidencing any mortgages, deeds of trust or other loan documents securing any financing obtained or assumed by Seller and to cause the removal (or to obtain title insurance over) any tax or judgment liens against Seller and any mechanic's or materialmen's liens against the Property for work performed by or on behalf of Seller.

     (4) Permitted Exceptions. All matters set forth on the Title Commitment or the Survey which are not timely objected to by Buyer are herein called the "Permitted Exceptions". The term "Permitted Exceptions" shall additionally include any title matters objected to by Buyer, which objections are either (i) subsequently waived by Buyer, or (ii) removed or otherwise cured to Buyer's reasonable satisfaction. Buyer shall have the option to waive the condition precedent set forth in this subparagraph 4A(4) by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

     (5) Exceptions to Title. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:

     (a)   Real estate taxes and assessments not yet due and payable;

     (b) The printed "exclusions from coverage" which appear in the standard T-1 form owner's policy of title insurance issued by Title Company in the State of Texas;

     (c) Such exceptions to title as may be approved by Buyer pursuant to the provisions of subparagraph A(1) above, including the Permitted Exceptions.

Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date an owner's title insurance policy issued by the Title Company in the standard T-1 form ("Owner's Policy"), in the face amount of the Purchase Price, which policy shows (i) title to the Property to be vested of record in Buyer, and (ii) the above exceptions to be the only exceptions to title.

     B. Due Diligence Reviews. Buyer shall have until 5:00 p.m. (Central time) on Thursday, July 15, 1999 (the "Due Diligence Period") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (other than title and survey matters which shall be governed by the provisions of subparagraph 4A above). During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon at least forty-eight (48) hours advance notice and shall also


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make available to Buyer such leases, contracts and other agreements with third parties which will remain in effect following the Closing Date, to the extent the same are in Seller's possession. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. During the Due Diligence Period, Buyer and its agents and consultants shall obtain and keep in effect commercial general liability insurance naming Seller as an additional insured, with limits of not less than $1,000,000.00 for property damage, bodily injury or death. Prior to entering the Property, Buyer shall deliver to Seller certificates of insurance evidencing such coverage, and further evidencing that such coverage may only be terminated or modified upon not less than thirty (30) days prior written notice to Seller. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold the Property and Seller, its constituent partners and each of their officers, directors, employees, shareholders, partners, members, affiliates and agents harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving closing or any earlier termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer (a) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent (and shall in all events promptly restore the Property to its prior condition and repair thereafter); (b) contact any tenant of the Property without Seller's express written consent; and (c) contact any governmental authority having jurisdiction over the Property without Seller's express written consent (which consent as to governmental authorities shall not be unreasonably withheld). Buyer agrees that any environmental reports obtained by Buyer shall be kept in draft form until either Buyer has delivered the Approval Notice (as defined below) or Seller has had the opportunity to review and comment upon such report. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Buyer shall promptly deliver to Seller true, accurate and complete copies of any written environmental or structural reports relating to the Property prepared for or on behalf of Buyer by any third party and in the event of termination hereunder, shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep and cause to be kept all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential. If, on or before the expiration of the Due Diligence Period, Buyer shall determine that it intends to proceed with the acquisition of the Property, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "Approval Notice") and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this subparagraph 4B. If, however, on or before the expiration of the Due Diligence Period, Buyer shall determine in its sole and absolute discretion that it does not wish to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "Termination Notice"), whereupon the Escrow Deposit (less any title or escrow cancellation fees incurred in connection with this Agreement) shall be returned to Buyer and except for those provisions hereof which survive termination, this Agreement shall terminate. In the event that, on or before the expiration of the Due Diligence Period, Buyer shall fail to have delivered the Approval Notice to Seller, Buyer shall be deemed to have elected not to proceed with the acquisition of the Property and terminate this Agreement as set forth above. If the approval of Buyer's investment (or any other) committee is required in order for Buyer to proceed with and culminate the transaction contemplated by the parties to this Agreement, Buyer shall obtain such approval or disapproval prior to the expiration of the Due Diligence Period. Notwithstanding anything in this subparagraph 4B to the contrary, The Kest Children's Trust, Michael Kest as trustee, shall have the absolute right prior to the expiration of the Due Diligence Period to terminate this Agreement (subject to the provisions hereof which expressly survive termination) by deliver of a Termination Notice to Seller pursuant to the terms of this Agreement.

     C. Performance by Seller. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that the "Seller Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Seller contained in subparagraph 7B below which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement. Buyer shall have the option to waive the condition precedent set forth in this subparagraph 4C by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

     D. Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property.

In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in subparagraph 7C below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this subparagraph 4D by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

     E. Tenant Estoppel Certificates. Receipt of estoppel certificates dated not more than 60 days prior to the Closing Date, or not more than 90 days prior to the Closing Date if the same is extended pursuant to Paragraph 5 of this Agreement, from a sufficient number those certain tenants in the mall shop premises at the Property having lease terms equal to or in excess of one year so that estoppel certificates from such tenants shall be received with respect to not less than 80% of the gross leased area, in the aggregate (which shall include estoppel certificates from all such tenants individually occupying over 10,000 square feet of space in the Property), covered by such leases respecting the mall shop premises at the Property in effect as of the date hereof, is a condition precedent to Buyer's obligation to purchase the Property hereunder. Estoppel certificate from each such tenant shall be substantially in the form of Exhibit "E-1" attached hereto and made a part hereof; provided, however, with respect to the any major national tenant, the applicable estoppel certificate may be in the standard form otherwise required by such entity or, if applicable tenant lease prescribes the content or required form of estoppel certificate, then such content or required form shall be deemed acceptable. In addition, those provisions of the applicable estoppel certificates respecting defaults, defenses, disputes, claims, offsets, abatements, concessions and recaptures against rent or other charges may be limited to the knowledge of the applicable tenant. Seller's shall be obligated to utilize reasonable efforts to obtain such estoppel certificates (such reasonable efforts obligation not including any obligation to institute legal proceedings or to expend any monies therefor, other than for minor administrative charges, whether imposed by tenants or incurred by Seller or imposed on Seller pursuant to an applicable lease). Buyer shall have the option to waive the condition precedent set forth herein by notice to Seller (whereupon such condition will be deemed satisfied). In the event that prior to the Closing Date such condition is not satisfied (or waived as aforesaid), the obligations of Seller to sell, and Buyer to purchase, the Property hereunder shall terminate. Notwithstanding anything to the contrary in this Agreement, in the event Seller is unable to obtain an estoppel certificate from any particular tenant of the Property, Seller shall have the right (but not the obligation) to deliver to Buyer on the Closing Date a certificate (the "Seller Tenant Certificate") in the applicable form attached as Exhibit "E-2" executed by Seller, certifying that the information set forth in the estoppel certificate prepared for such tenant, to "Seller's knowledge" (as


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defined in subparagraph 7B), is correct in all material respects, and in such event, Seller shall be deemed to have delivered an estoppel certificate with respect to such tenant for purposes of satisfying the condition under this subparagraph 4E, provided that Buyer shall not be obligated to accept Seller Tenant Certificates covering, in the aggregate, more than forty percent (40%) of the of the gross leased area of the Property. Any Seller Tenant Certificate shall be subject to the limitations set forth in subparagraph 7C and subparagraph 9B of this Agreement. In addition, Seller shall be released from any liability with respect to any Seller Tenant Certificate upon the delivery to Buyer of a estoppel certificate from the tenant for which Seller has delivered such Seller Tenant Certificate (but only to the extent such estoppel certificate is consistent with such Seller Tenant Certificate).

     F. REA Estoppel Certificates. Receipt of estoppel certificates (the "REA Estoppels") dated not more than 60 days prior to the Closing Date, or not more than 90 days prior to the Closing Date if the same is extended pursuant to Paragraph 5 of this Agreement, from Mervyn's ("Mervyn's"), Stripling & Cox ("Stripling") and Foley's ("Foley's") with respect to that certain Reciprocal Easement Agreement (the "REA") dated July 11, 1978, as amended, is a condition precedent to Buyer's obligation to purchase the Property hereunder. The estoppel certificate from Mervyn's, Stripling and Foley's shall be substantially in the form of Exhibit "E-3" attached hereto and made a part hereof. Seller's shall be obligated to utilize reasonable efforts to obtain the REA Estoppels (such reasonable efforts obligation not including any obligation to institute legal proceedings or to expend any monies therefor). Buyer shall have the option to waive the condition precedent set forth herein by notice to Seller (whereupon such condition will be deemed satisfied). In the event that prior to the Closing Date such condition is not satisfied (or waived as aforesaid), the obligations of Seller to sell, and Buyer to purchase, the Property hereunder shall terminate.

     5. Closing Procedure. The closing ("Closing") of sale and purchase herein provided shall be consummated through escrow ("Escrow") with Escrow Holder or, at the election of both Seller and Buyer, through a closing conference held at a site mutually agreeable to the parties. As used herein, "Closing Date" means Monday, August 16, 1999, or such earlier date as may be agreed upon by Buyer and Seller. Notwithstanding anything to the contrary in this Agreement, Buyer shall have the right to extend the Closing Date until Wednesday, September 15, 1999, by delivering an additional NON-REFUNDABLE sum of Two Hundred Thousand Dollars ($200,000) (the "Extension Deposit") to Escrow Holder on or before 11:00 AM (Central
Time) Thursday, August 12, 1999. Upon Seller's delivery of the "Deed" (as hereinafter defined) to Escrow Holder and after Buyer has deposited the Extension Deposit as set forth above, Escrow Holder shall immediately release the Extension Deposit and the Escrow Deposit (collectively, the "Deposited Funds") to Seller in accordance with wiring instructions to be provided to Escrow Holder by Seller, without any requirement that Escrow Holder first notify or obtain any approval or consent of Buyer. In furtherance of the foregoing, in the event Seller so instructs Escrow Holder to release the Deposited Funds, Escrow Holder agrees that it shall not be permitted to, and shall not, follow any conflicting instructions given by Buyer or any third party as to the disposition of the Deposited Funds, but shall instead follow only the instructions of Seller in connection therewith. Buyer agrees in such instance not to deliver any conflicting instructions to Escrow Holder for any reason.



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     A.    Escrow.  On or before 11:00 AM (Central time) on the Closing
Date, the parties shall deliver to Escrow Holder the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("Deed") in the form of Exhibit "F" attached hereto and made a part hereof, subject to all matters of record other than those matters created by or through Seller which are not Permitted Exceptions, and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries and the "Additional Deliveries" listed below shall be made through Escrow pursuant to escrow instructions ("Escrow Instructions") to be executed among Buyer, Seller and Escrow Holder in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Escrow Holder's receipt of the Deed, the Closing Payment and a notice from each of Buyer and Seller authorizing Escrow Holder to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph 5B below).

     B. Delivery to Parties. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Escrow Holder's depositing the same for recordation, (y) the Closing Payment (and the Escrow Deposit) shall be delivered by Escrow Holder to Seller and (z) the following items shall be delivered:

     (1) Seller - Additional Deliveries. Seller shall deliver the following (together with the Additional Deliveries set forth in subparagraph 5B(3) below, the "Additional Deliveries") to Escrow to be delivered to Buyer upon the Closing:

     (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("Assignment and Assumption Agreement") in the form of Exhibit "G" attached hereto and made a part hereof;

     (b) A certificate of Seller ("Seller Closing Certificate") updating the representations and warranties contained in subparagraph 7B hereof to the Closing Date (and including an updated list of leases) and noting any changes thereto;

     (c) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller;

     (d) A duly executed form notice to tenant of the Property ("Notice to Tenant") in the form of Exhibit "D" attached hereto and made a part hereof;

     (e) A duly executed copy of the closing statement prepared by Escrow Holder ("Closing Statement") reasonably acceptable to Seller;

     (f) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

     (g) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

     (2) Seller - Property Deliveries. To the extent in Seller's or Seller's property manager's possession and control, and to the extent not previously delivered to Buyer, Seller shall deliver to Buyer the following at the Property (through delivery of ownership and possession of the Property to Buyer) upon the Closing:



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     (a)   original, fully executed counterpart copies of all tenant
leases and Service Agreements directly relating to the Property;

     (b) the original certificate or certificates of occupancy and fire underwriter certificates for the Property and the originals of the other certificates, licenses and permits (including all amendments, modifications, supplements and extensions thereof), and variances issued by any municipal, state or federal agency or authority relating to the ownership, use, occupancy, operation or maintenance of the Property;

     (c) copies of all guaranties or warranties then in effect and directly relating to the Property;

     (d) to the extent not prorated pursuant to subparagraph 5D of this Agreement, all unapplied tenant security deposits and any prepaid rents and other sums held by Seller as landlord under the leases on the Property;

     (e) all building plans, specification and drawings maintained by or on behalf of Seller for the improvements on the Property;

     (f)   a complete set of keys for the Property; and

     (g) copies of all engineering reports, surveys, soil tests and environmental reports directly concerning the Property.

     (3) Buyer - Additional Deliveries. Buyer shall deliver the following (together with the Additional Deliveries set forth in subparagraph 5B(1) above, the "Additional Deliveries") to Escrow to be delivered to Seller upon the Closing:

     (a)   A duly executed and acknowledged Assignment and Assumption
Agreement;

     (b) A certificate of Buyer ("Buyer Closing Certificate") updating the representations and warranties contained in subparagraph 7C hereof to the Closing Date and noting any changes thereto;

     (c) A duly executed Notice to Tenant (which shall be collated by Escrow Holder with the Seller executed counterpart of such notice and delivered, in its fully executed form, to Buyer upon the Closing, and Buyer represents and warrants to Seller that a copy of the Notice to Tenant shall be either (i) hand delivered or (ii) delivered via certified mail to each tenant of the Property within two (2) business days following the Closing);

     (d) A duly executed copy of the Closing Statement reasonably acceptable to Buyer;

     (e) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

     (f) Such additional documents as may be reasonably required by Seller and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

     C. Closing Costs. Buyer shall pay (i) all costs and expenses, including premiums and survey costs, of any title work or coverage beyond the premium attributable to the standard coverage portion of the Owner's Policy, including any extended coverage and any endorsements (including survey endorsements) required by Buyer, if any, to supplement or modify the Owner's Policy, (ii) the cost of any updates to the Survey, (iii) one half of the escrow closing costs of the Title Company, (iv) all transfer and recordation taxes, if any, payable in connection with the Deed, and (v) one


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half of the sales tax in connection with the sale of the Personal Property.

Buyer shall pay all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Seller shall pay (a) the premium attributable to the standard coverage portion of the Owner's Policy (b) one half of the escrow closing costs of the Title Company, and (c) one half of the sales tax in connection with the sale of the Personal Property. Seller and Buyer shall each be responsible for the fees of its own legal counsel and shall pay their respective shares of prorations as hereinafter provided.

     D.    Prorations.

     (1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:

     (a) All real estate taxes and assessments on the Property payable in respect to the current fiscal year of the applicable taxing authority in which the Closing Date occurs (the "Current Tax Year"). Such real estate taxes and assessments shall be prorated on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Buyer). Upon the Closing Date and subject to the adjustment provided for above, Buyer shall be responsible for real estate taxes and assessments on the Property payable in respect to the Current Tax Year and all periods after the Current Tax Year. However, in no event shall Seller be charged with or be responsible for any increase in the taxes or assessments on the Property resulting from the sale of the Property or from any improvements made or leases entered into at any time or for any reason. In the event that any assessments on the Property are payable in installments, then the installment for the Current Tax Year shall be prorated in the manner set forth above (with Buyer assuming the obligation to pay any installments due after the Closing Date). With respect to the Current Tax Year and all prior periods, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings. All net tax refunds and credits attributable to any period prior to the Current Tax Year shall belong to and be the property of Seller. All net tax refunds and credits attributable to any period subsequent to the Current Tax Year shall belong to and be the property of Buyer. All net tax refunds and credits attributable to the Current Tax Year shall be apportioned in the same manner as provided above for taxes and assessments for such Current Tax Year, after deducting all expenses, including attorneys' and consultants' fees and costs and disbursements, incurred in obtaining such refund, and if applicable, all amounts payable in connection therewith to tenants pursuant to Tenant Leases. Buyer agrees to cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of this subparagraph, including the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consent or other documents, and the undertaking of any acts necessary for the collection of such refund by Seller. Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.

     (b) All rentals and other tenant charges and reimbursements received in respect to the month in which the Closing Date occurs (the "Current Month"). Such rentals and other tenant charges and "Additional Rents" (as defined below) for the Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month on and after the Closing Date (which shall be allocated to Buyer). In addition, Seller shall be credited on the Closing Date with its share of (i) rents and other tenant charges and Additional Rents for the Current Month which have not been received as of the Closing Date and (ii) any "percentage-in-lieu" rent for the month of July (estimated to be $25,000) which has not been received as of the Closing Date (not customarily paid until the following month). All rentals and other tenant charges and Additional Rents received by Buyer from a tenant after the Closing Date shall first be applied to the most recently accrued obligation of such tenant. After application as set forth above, Buyer shall promptly remit to Seller that portion of rentals and other tenant charges and Additional Rents received after the Closing Date attributable to periods prior to the Current Month. Seller hereby reserves its right to institute an action against any tenant for delinquent rentals and other tenant charges and Additional Rents attributable to periods prior to the Current Month, and Buyer shall cooperate in such proceedings at no cost or expense to Buyer. Tenants of the Property may be obligated to pay, as additional rent, certain percentage rent, escalations in base rent and pass-throughs of operating and similar expenses pursuant to the terms of the Tenant Leases (collectively, "Additional Rents").

     (c) All operating expenses (including all charges under all contracts and agreements assumed by Buyer under the Assignment and Assumption Agreement). As to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing Date occurs (the "Current Billing Period"), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Billing Period on and after the Closing Date (which shall be allocated to Buyer), and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing Date, then such proration shall be made on an estimated basis based upon the most recently issued bills.

     (2) Security Deposits; Prepaid Rents. Prepaid rentals and other tenant charges and Additional Rents for periods after the Current Month, and the current balance of the security deposits (including any portion thereof which may be designated as prepaid rent) under Tenant Leases, if and to the extent that such deposits are in Seller's actual possession and have not been otherwise applied by Seller to any obligations of any tenants under the Tenant Leases, shall be credited against the Purchase Price, and upon the closing of the transaction contemplated hereby, Buyer shall assume full responsibility for all security deposits to be refunded to the tenants under the Tenant Leases (to the extent the same are required to be refunded by the terms of such Tenant Leases or applicable law, whether or not Buyer received credit for the same pursuant to this subparagraph). Seller shall not apply or take for its own account any security deposit of any tenants under the Tenant Leases unless such application or taking is authorized by the terms of such Tenant Lease.

     (3) Calculation. The prorations and payments shall be made on the basis of a written statement submitted by Title Company to Buyer and Seller prior to the Closing Date and approved by Buyer and Seller, provided that real estate taxes and assessments on the Property payable in respect to the current fiscal year shall be deemed to be 100% of the 1998 tax year amount.

Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated when the information is available.

     (4) Items Not Prorated. Seller and Buyer agree that (a) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall responsible for arranging for its own insurance as of the Closing Date; (b) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to the name of Buyer on the Closing Date, including the posting of any required deposits (it being understood that Seller shall be entitled to recover and retain from the providers of such utilities (i) any utility deposits which it or its predecessors have made prior to the Closing Date, and (ii) any refunds or overpayments to the extent applicable to the period prior to the Closing
Date); (c) no employee of Seller performing services at or related to the Property shall become the employee of Buyer; and (d) on the Closing Date, it is contemplated that the Property will not be subject to any financing obtained by Seller or its predecessors. Accordingly, there will be no prorations for insurance, utilities, payroll or debt service. In the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in subparagraph 5D(1)(c) above.

     (5) Indemnification. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense, including attorney's fees, whether or not legal proceedings are instituted (individually, a "Claim"), in any way arising from the matters for which Buyer receives a credit or otherwise assumes responsibility pursuant to this Paragraph 5D or the Assignment and Assumption.

     (6) Survival. This Paragraph 5D shall survive the Closing Date and delivery and recordation of the Deed. Notwithstanding the foregoing, any re-proration made pursuant to subparagraph 5D(3) above shall be made, if at all, on or before November 15, 1999.

     6. Condemnation or Destruction of Property. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable, and Seller shall pay to Buyer any unpaid deductible amounts payable by Seller pursuant to such insurance coverage assigned to Buyer. Notwithstanding anything to the contrary herein, Seller shall retain any proceeds received from (and the right to receive any proceeds of) rental income insurance or a temporary taking award that are attributable to a period prior to the Closing Date. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $500,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date (whereupon the Escrow Deposit shall be returned to Buyer and, except for those provisions hereof which survive termination, this Agreement shall terminate).

     7.    Representations, Warranties and Covenants.

     A. General Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN SUBPARAGRAPHS 7B AND 9A BELOW, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS" BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE

PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR RESPECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING, BUT NOT LIMITED TO, ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in subparagraph 7A(2) below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy. WITHOUT LIMITATION THEREON, BUYER HEREBY WAIVES AND DISCLAIMS (1) ANY WARRANTY, EXPRESS, IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING ANY WARRANTY OF HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND (2) ANY AND ALL RIGHTS OF CONTRIBUTION OR OTHER RIGHTS OR REMEDIES AGAINST SELLER UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (AS AMENDED) OR ANY OTHER APPLICABLE ENVIRONMENTAL LAWS, RULES OR REGULATIONS, WHETHER FEDERAL, STATE OR LOCAL.

     B. Limited Representations and Warranties of Seller. Seller hereby represents and warrants that to Seller's knowledge and except as set forth in Exhibit "H" attached hereto and made a part hereof:

     (1) List of Leases. Attached as Exhibit "I" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property.

     (2) Litigation. Except as set forth in Exhibit "C" attached hereto and made a part hereof, there is no pending action, litigation, condemnation or other proceeding (and Seller has received no written notice of threatened actions) against the Property or against Seller with respect to the Property.

     (3) Service Agreements. Other than those which are cancelable on not more than 30 days' notice without premium or penalty, Seller has not entered into any service agreements or contracts ("Service Agreements") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date or any time thereafter, except as described in Exhibit "J" attached hereto.

     (4) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a general partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

     (5) Environmental Matters. The environmental reports described in Exhibit "K" attached hereto and made a part hereof (collectively, the "Environmental Reports") constitute all third party environmental reports concerning the Property in Seller's possession or control.

For the purposes of this subparagraph 7B, "Seller's knowledge" shall mean only the present actual knowledge (without duty of investigation or inquiry) of Tom Bennett, Vice President of JMB Realty Corporation and partnership coordinator overseeing the investment of Seller in the Property.

     C. Survival. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until November 30, 1999 (the "Survival Period"), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

     D. Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

     (1) Seller shall maintain the Property in the same manner as prior hereto (including the maintenance of any existing insurance policies) pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

     (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice without premium or penalty.

     (3) Prior to the expiration of the Due Diligence Period, Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall notify Buyer of all leases entered into from and after the date hereof. Upon the expiration of the Due Diligence Period and until the Closing or the sooner termination of this Agreement (and provided that Buyer has timely delivered the Approval Notice to Seller), Seller shall not enter into any new leases or modifications of existing leases without the prior consent of Buyer (which consent may not be unreasonably withheld or materially delayed).

     7.5. TEXAS WAIVERS. WITHOUT LIMITATION ON ANY OTHER LIMITATION OF SELLER'S LIABILITY HEREUNDER, IT IS THE INTENT OF SELLER AND BUYER TO WAIVE ALL OF THE PROVISIONS (OTHER THAN SECTION 17.555) OF THE TEXAS DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA") AS SUCH PROVISIONS ARE OR MAY BE APPLICABLE TO THIS AGREEMENT AND THE TRANSACTION EVIDENCED HEREBY. ACCORDINGLY, SELLER AND BUYER HEREBY REPRESENT AND AGREE AS FOLLOWS:

     (1) BUYER REPRESENTS TO SELLER THAT, WITH RESPECT TO THIS AGREEMENT, BUYER IS A BUSINESS CONSUMER AS THAT TERM IS USED IN THE DTPA (I.E., BUYER IS AN INDIVIDUAL, PARTNERSHIP OR CORPORATION WHO SEEKS OR ACQUIRES BY PURCHASE OR LEASE, ANY GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE), THAT BUYER HAS ASSETS OF $5 MILLION OR MORE ACCORDING TO THE MOST RECENT FINANCIAL STATEMENT OF BUYER PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION AND THAT BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTION EVIDENCED HEREBY.

     (2) SELLER AND BUYER HEREBY AGREE, FOR THEMSELVES AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, THAT ALL OF THE PROVISIONS OF THE DTPA (EXCEPT FOR SECTION 17.555 THEREOF) WHICH ARE OR MAY BE APPLICABLE TO THIS AGREEMENT AND THE TRANSACTION EVIDENCED HEREBY ARE HEREBY WAIVED, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES RESULTING FROM OR ARISING OUT OF ANY AND ALL ACTS OR PRACTICES OF

THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION EVIDENCED HEREBY, REGARDLESS OF WHETHER SUCH ACTS OR PRACTICES OCCURRED BEFORE OR AFTER THE EXECUTION OF THIS AGREEMENT. THE PROVISIONS OF THIS PARAGRAPH 7.5 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.


                 _______           ________
                 Buyer's Initials

     8. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER IS NOT IN DEFAULT UNDER THIS AGREEMENT AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF SUBPARAGRAPH 9I HEREOF AND SELLER'S RIGHT TO PURSUE AND RECOVER ON A CLAIM WITH RESPECT TO ANY OF ITS RIGHTS UNDER SUBPARAGRAPH 4B HEREOF.

     _____________                     _______           ________
     Seller's Initials                 Buyer's Initials

     9.    Miscellaneous.

     A.    Brokers.

     (1) Except as provided in subparagraph 9A(2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this subparagraph 9A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

     (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Hamptons International ("Broker") pursuant to a separate written agreement with Broker.

     B.    Limitation of Liability.

     (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $250,000.

     (2) In no event shall Seller have any liability pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied under this Agreement or any document executed or delivered in connection therewith), if any, unless and until such liabilities shall exceed $10,000 in the aggregate; provided, however, nothing contained in the foregoing shall limit Seller's liability for any proration amounts provided for in this Agreement.

     (3) No direct or indirect partner in or agent of Seller, nor any partner, member, trustee, director, officer, employee, beneficiary, shareholder, participant, representative, advisor or agent of any entity that is or becomes a direct or indirect partner in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any direct or indirect partner in Seller (or in any other direct or indirect partner of Seller), nor any obligation of any direct or indirect partner in Seller (or in any other direct or indirect partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other direct or indirect partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other direct or indirect partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

     C. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

     D.    Time of the Essence.  Time is of the essence of this Agreement.

     E. Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

     F. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     G. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership or limited liability company in which Buyer or Buyer's principals is (are) the managing general partner or managing member, as applicable, and has (have) not less than a 51% interest in capital and profits in such entity. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     H. Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

To Buyer:

North Hills, Ltd.
c/o Burk Collins & Co., Inc.
1848 Norwood Plaza, Suite 214
Hurst, Texas  76054
Attention:  Mr. Burk Collins
FAX: (817) 268-2240
TEL: (817) 268-5498

And to:

The Kest Children's Trust
c/o RSM Investments, Inc.
9665 Wilshire Blvd., Suite 410
Beverly Hills, California  90212
FAX: (310) 271-9229
TEL: (310) 285-7400


To Seller:

North Hills Mall Associates
c/o JMB Realty Corporation
900 North Michigan Avenue
Chicago, Illinois 60611
Attention:  Mr. Tom Bennett & Ms. Julia Stibolt
FAX: (312) 915-2502
TEL: (312) 915-2361  (Mr. Bennett)
TEL: (312) 915-2377  (Ms. Stibolt)

With copy to:

Pircher, Nichols & Meeks
1999 Avenue of the Stars
Suite 2600
Los Angeles, California 90067
Attention:  Real Estate Notices (WHJ/CSH)
FAX: (310) 201-8922
TEL: (310) 201-8900


And to:

Hamptons International
55 West Monroe
Suite 3200 West
Chicago, Illinois 60603
Attention:  Ms. Anne Brettingen
FAX: (312) 899-0923
TEL: (312) 899-7720

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Notice may be given by facsimile transmission and shall be deemed given upon actual receipt of the same by the party to whom the same is to be given (as evidenced by electronic confirmation thereof).

     I. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

     J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY BOTH BUYER AND SELLER (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                 SELLER:

                 NORTH HILLS MALL ASSOCIATES,
                 an Illinois general partnership

                 By:  JMB Income Properties, Ltd.-X,
                      an Illinois limited partnership

                      By:   JMB Realty Corporation,
                            a Delaware corporation,
                            Its General Partner

                            By:
                                  --------------------

                            Name:
                                  --------------------
                            Title:
                                  --------------------


                 BUYER:

                 NORTH HILLS, LTD.,
                 a Texas limited partnership

                 BURK COLLINS & CO., INC.,
                 a Texas corporation,
                 its general partner

                 By:
                      --------------------
                 Name:
                      --------------------
                 Title:
                      --------------------



                 THE KEST CHILDREN'S TRUST


                 By:
                      ---------------------
                      Michael Kest, Trustee

                    ESCROW HOLDER'S ACKNOWLEDGEMENT
                    -------------------------------


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Effective Date: June ___, 1999


                 CHICAGO TITLE INSURANCE COMPANY

                 By:
                      ------------------------------
                 Name:
                      ------------------------------
                 Title:
                      ------------------------------
                            "Escrow Holder"

                             EXHIBIT LIST
                             ------------



           "A"   -    Property Description

           "B"   -    Personal Property

           "C"   -    Pending Litigation

           "D"   -    Notice to Tenant

           "E-1" -    Form of Estoppel Certificate

           "E-2" -    Form of Seller Tenant Certificate

           "E-3" -    Form of REA Estoppel Certificate

           "F"   -    Form of Deed

           "G"   -    Assignment and Assumption Agreement

           "H"   -    Exceptions to Seller's Representations and
                      Warranties

           "I"   -    List of Leases

           "J"   -    Service Agreements

           "K"        Environmental Reports

                              EXHIBIT "A"

                         PROPERTY DESCRIPTION

               [Attach Title Company Legal Description]

                              EXHIBIT "B"

                           PERSONAL PROPERTY

Tool box with tools:                                    2
     [one 9-drawer rollaway & one 6-drawer top]
1/2 hp drill                                            1
7 1/4" circular saw                                     1
1/3 hip jigsaw                                          1
3" belt sander                                          1
Soldering gun                                           1
Multi Meter                                             1
Clamp on Ampmeter                                       1
Personnel Lift                                          1
5 Foot Ladder                                           1
8 Foot Ladder                                           1
10 Foot Ladder                                          2
2 Wheel Dolly                                           2
4 Wheel Cart                                            3
32 Foot Exterior Ladder                                 1
20 Foot Exterior Ladder                                 1
Tile Cutter                                             1
Bolt Cutters                                            2
Tray Wash Machine                                       1
Hand Drain Cleaning Machine                             1
Tool Box for Small Drain Cleaning Machine               1
3/4 H.P. Air Compressor                                 1
Welding Torch Set                                       1
6 Foot Ladder                                           1
Sheetrock Dolly                                         1
Wheel Barrow                                            1
Grey Metal Utility Cabinet with Doors                   1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
Light Oak Wooden High Chairs - Patio                    1
General Sewer Machine                                   1
Gasoline Utility Pump                                   1
3/8 Cordless drill                                      1
Gasoline Welder/Generator                               1
Bench Grinder                                           1
Paint Shaker                                            1
4" Side Grinder                                         1
Wood and Metal benches - Used Outside                   6
Yellow Caution Signs                                    3
Swivel Stools - Patio                                   12
Umbrella - Patio                                        9
Tables 36" x 36" - Patio                                20
Tables 36" Round - Patio                                17
Tables 60" Round - Patio                                8
Tables 24" X 30" - Patio                                84
Chairs - Patio                                         348
Trash Receptacles                                       28
Benches - w/back                                        28
Benches w/o back                                        10
Planters 26" Dia. 16"                                   10
Planters 36" Dia.                                       30
Planters 48" Dia                                        2
Hammer Drill                                            1
Sawzall                                                 1
Sewer Machine K375                                      1
Brown Folding Chairs with Beige Seals                   16
Stanchions                                              44
Stereo Cassette Deck                                    1
Wooden Easels                                           11
Black & White Microphone                                1
Bruched Aluminum Condenser Microphone                   1
Black & Silver Microphone Stands                        2
Wooden Podium                                           1
6" Folding Tables                                       11
Portable TV-VCR Center                                  1
     Control Unit
     VCR
     Monitor
35mm Camera Body                                        1
35-70 mm Lens                                           1
Automatic Flash                                         1
Portable Audio Center                                   1
     Control Unit
     Satellite Unit
     Mixer
     Tape Deck
Display Cases                                           6
Video Camera                                            1
AC Adapter                                              1
Video Cam Tripod                                        1
Monitor #1                                              1
Computer Hard Drive                                     1
Printer                                                 1
Keyboard                                                1
Monitor #2                                              1
Keyboard                                                1
Computer Hard Drive                                     1
Printer                                                 1
Silver Signholders                                      11
Silver Shopping Bag Holders                             2
Gift Certificate Booth                                  1
Gift Certificate File Cabinet                           1
Black Ropes                                             31
3mm Camera                                              1
Acrylic Entry Form Box                                  1
Metal Leaflet Racks                                     3
Black Leather Handcuff Cases                            16
Blue & Gray Wheel Chair                                 2
Black Metal Flashlight                                  6
Black Leather Belt Velcro                               20
Silver Smith & Wesson Handcuffs                         5
Handcuffs                                               5
Alert Weather Radio                                     1
Black Land Camera With Strap                            1
Black Leather Belt Velcro                               12
Tan Metal employee Lockers                              2
Supply Locker - Tan                                     1
Green & White Wheel Chair                               1
Dry Board                                               1
Speaker Microphone                                      6
Audio Hailer - Megaphone                                1
M-100 Control Station                                   1
Mobile Unit Radio                                       1
R-100 repeater                                          1
Telephone Interconnect w/ Speed Dial                    1
Black Land Camera w/strap                               1
Alpha Safety Hard Hats (Marked A-F)                     2
Binoculars                                              1
Battery Tester                                          1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
SP-50                                                   1
SP-50                                                   1
SP-50                                                   1
SP-50                                                   1
Binoculars                                              2
Light Bar                                               1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Radius P-110                                            1
Brown 2-Drawer File Cabinet                             1
72" x 38" Wooden Credenza                               1
72" x 38" Wooden Credenza                               1
Round Wood & Brass Table Lamp with Shade                1
96" x 42" Wooden Conference Table/Glass Top             1
Wooden 4 Drawer Office Module                           1
52" x 36" Brown 4' Drawer File Cabinet                  1
Wooden Desk 60" x 30"                                   1
Brown 2-Drawer File Cabinet                             1
30" x 48" Table with Hutch                              1
52" x 36" Beige 4-Drawer File Cabinet                   1
18" x 52" Beige 4-Drawer File Cabinet                   1
Sunrise Print                                           1
4 drawer file cabinet - brown                           1
Sunrise Print                                           1
24" Square Wooden End Table                             1
Wood & Metal Roll Away Drop-leaf table                  1
64" Long wooden Parsons Table                           1
Wooden Credenza                                         1
52" x 36" Brown 4-Drawer File Cabinet                   2
30" Square Wooden End Table                             1
20" x 27" 2-Drawer Fire Proof Cabinet                   1
72" x 36" Wooden Desk                                   1
60" x 30" Wood & Metal Desk                             1
72" x 36" Wooden Desk                                   1
17" x 77" Wooden Credenza                               1
L-Shaped Wooden Desk                                    1
72" x 36" Wooden Desk                                   1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric Swivel Chair                                1
Gray Fabric Swivel Chair w/Arms                         1
IBM Wheelwriter 5                                       1
IBM Wheelwriter System Writer                           1
Gray Fabric & Wood Chair                                1
Gray Fabric & Wood Chair                                1
Calculator                                              1
Security Director's Desk                                1
IBM Wheelwriter System Writer                           1
Gray Fabric Swivel Chair w/Arms                         1
Cash Drawer                                             1
Gift Certificate Machine                                1
Gray Fabric & Wood Chair                                1
Gray Fabric Swivel Chair w/ Arms                        1
Black Swivel Armless Chair                              1
Microwave                                               1
Gray Fabric & Wood Chair                                1
Wooden Desk                                             1
Gray Fabric & Wood Chair                                1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric & Wood Chair                                1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric & Wood Chair                                1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric Swivel Chair w/Arms                         1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric & Wood Chair                                1
Gray Fabric Swivel Chair w/Arms                         1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric Swivel Chair                                1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric/Wood Swivel Chair                           1
Gray Fabric & Wood Chair                                1
Map                                                     1
Postage System                                          1
Postage Machine                                         1
Postage Scale 5 Lb                                      1
Scale Stand                                             1
Aerial Mall Print                                       1
Hearing Impaired Phone                                  1
27 1/2" x 40" Wall Print                                1
35" x 25" Seascape Print                                1
32" x 34" Wall Print                                    1
34" x 24" Grand Canyon Print                            1
24" x 30" Wall Print                                    1
27 1/2" x 40" Wall Print                                1
27 1/2" x 40" Wall Print                                1
33" x 27" Wall Print                                    1
5 drawer file cabinet - gray                            3
Gray 4-drawer File Cabinet                              1
Black Long Arm Desk Lamp                                3
Gray 4-Drawer file cabinet                              1
Gray 4-Drawer file cabinet                              1
Gray 4-Drawer file cabinet                              1
3 drawer file cabinet-gray (under fax machine)          1
Calculator                                              1
Coffee Maker                                            1
Electric Labeler                                        1
Laser Jet Printer                                       1
Coke Machine                                            1
Paper Shredder                                          1
Laser Printer                                           1
Chair                                                   2
Gray Wall Hang - 48" x 72"                              1
Blue & White Calculator                                 1
Ram Telephone System                                    1
Module Furniture                                        1
42" x 52" Russell print                                 1
Calculator                                              1
Gray Table 24" x 60"                                    1
Computer System                                         1
Gray/Black Swivel Chair w/Arms                          1
Chair                                                   1
Computer System                                         1
Laser Printer                                           1
Module Furniture
Black Swivel Chair                                      1
Module Furniture
4 Drawer Gray Filing Cabinet - legal                    1
Computer System
     Computer hard Drive                                1
     Monitor                                            1
     Keyboard                                           1
HP Laser jet Printer                                    1
Secretarial Chairs                                      2
Used Ford Motor Security Truck                          1
Used Xerox Copy Machine                                 1

                              EXHIBIT "C"

                          PENDING LITIGATION

                            Tenant Related



Huggy Stuff: Declared bankruptcy. Under the reorganization plan they will pay back approximately 14% of their total debt. We are receiving payment on a monthly basis.

Athens Potato Pizazz: Placed in default for nonpayment of rent (January through April, 1998. They were locked out of their space on April 8, 1998.

Their leasing company removed the last of their equipment on September 25, 1998.

Frullati Cafe: They are still in default for not paying the correct amount of rent each month and nonpayment of the 1996 lump sum billings.

Pictures Plus: We placed a Landlord's Lien on the inventory and fixtures for nonpayment of rent. The inventory was auctioned off November 4th. We received $167.75.


CUSTOMER RELATED

Bessie Batch: Alleges she fell into the pit and hurt her head. Insurance has paid $3,981 to date with an additional $3,519 in reserve.

Joseph Spooner: Claimant walked through mall main glass door cutting chest, knees and elbow. Insurance has not paid anything to date but has $4,210 in reserve.

                              EXHIBIT "D"

                       FORM OF NOTICE TO TENANT

As of _______ ____, 1999

_________________________

_________________________

_________________________

Attention: _____________


           Re:   Your lease ("Lease") in North Hills Mall;
                 located in North Richland Hills, Texas (the "Property")
                 -------------------------------------------------------

Dear Tenant:

     We are pleased to announce that, as of the date of this letter, NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Former Owner"), has sold its interest in the Property, the landlord's interest in the Lease and your current security deposit balance under the Lease to NORTH HILLS, LTD., a Texas limited partnership, and THE KEST CHILDREN'S TRUST (collectively, "New Owner"); and New Owner has assumed and agreed to perform all of the landlord's obligations under the Lease on and after such date. Accordingly, all of your obligations under the Lease on and after such date (including your obligation to pay rent) shall be performable to and for the benefit of New Owner, and its successors and assigns; and all of the obligations of the landlord under the Lease on and after such date shall be the binding obligations of New Owner, and its successors and assigns.

     Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your Lease (including the giving of any notices provided for in your Lease) is as follows:


                            North Hills, Ltd.
                            c/o Burk Collins & Co., Inc.
                            1848 Norwood Plaza, Suite 214
                            Hurst, Texas  76054
                            Attention:  North Hills Malls/Manager

     Until you are notified to the contrary by New Owner, the Property will be managed by __________________ ("Manager") which may be contacted at (____________________, and as in the past, your rental payment is due and payable on the first of each month. Except as otherwise notified by New Owner, rent should be made payable to "___________________" and sent to Manager at the following address: ______________________________.

     Please feel free to call _______________, ________________ of New
Owner at  (________________________ if you have any questions.


                      Very truly yours,


                      FORMER OWNER:

                      NORTH HILLS MALL ASSOCIATES,
                      an Illinois general partnership

                      By:   JMB Income Properties, Ltd.-X,
                            an Illinois limited partnership

                            By:   JMB Realty Corporation,
                                  a Delaware corporation,
                                  Its General Partner

                                  By:_________________________
                                  Name:_______________________
                                  Title:________________________

                      NEW OWNER:

                      NORTH HILLS, LTD.,
                      a Texas limited partnership

                      BURK COLLINS & CO., INC.,
                      a Texas corporation,
                      its general partner

                      By:_________________________
                      Name:_______________________
                      Title:________________________


                      THE KEST CHILDREN'S TRUST

                      By:   _________________________
                            Michael Kest, Trustee

                             EXHIBIT "E-1"

                  FORM OF TENANT ESTOPPEL CERTIFICATE


North Hills Mall Associates
c/o JMB Realty Corporation
900 North Michigan Avenue
Chicago, Illinois 60611
Attention:  Mr. Tom Bennett

North Hills, Ltd., and
The Kest Children's Trust
1848 Norwood Plaza, Suite 214
Hurst, Texas  76054
Attention:  Mr. Burk Collins


     Re:   North Hills Mall;
           North Richland Hills, Texas


Ladies and Gentlemen:

     We hereby certify that with respect to our lease, as amended (the "Lease"), and as the Lease is more particularly described in the attached Schedule "A" which is hereby incorporated (the "Schedule"):

     1. The Lease constitutes the entire agreement between the undersigned and the landlord thereunder with respect to the subject matter thereof and the Lease has not been modified, amended or supplemented in any way except by the amendments or other agreements described in the Schedule and attached on Exhibit "A".

     2. The summary of the terms of the Lease contained in the Schedule is true and correct.

     3. The undersigned has not assigned or entered into a sublease for any portion of the premises covered by the Lease and no person or firm other than the undersigned or its employees is in possession of such premises or any portion thereof.

     4. To the knowledge of the undersigned, (a) the undersigned has no claim, off-set or counterclaim against the landlord thereunder, and (b) the landlord thereunder is not in default.

     5. The undersigned has no option, right of first refusal or otherwise to purchase the Property or any portion thereof or any interest therein and the only interest of the undersigned in the Property is that of a tenant pursuant to the terms of the Lease.

     6. The undersigned is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or other similar proceedings.

     7. The person(s) executing this Certificate has (have) the power and authority to execute and deliver this Certificate on behalf of the tenant under the Lease.

     8. The undersigned hereby ratifies and confirms the Lease and the tenancy created pursuant to the terms thereof and upon consummation of sale and notice thereof, agrees to accept the buyer or its assignee as the landlord thereunder.

     We understand that the landlord under the Lease, its lenders, buyers and their lenders and their respective successors and assigns will rely on this Certificate.

                            Very truly yours,



                            ________________________________________
                            Name of Tenant

                            ________________________________________
                            Signature

                            ________________________________________
                            Date

                             SCHEDULE "A"

                        Summary of Lease Terms




Name of Tenant:  ________________________________________________________

Lease Date:  ____________________________________________________________

Amendment Dates, Separate Agreements, if any:  __________________________

Suite/Space No.  _______________; Rentable Square Footage:  __________

Lease Expiration:     _____________

Option(s) to Extend:  _____________________________________________________

Option(s) to Expand: ______________________________________________________

Option to Terminate: ______________________________________________________

Monthly Base Rent:                     $_______________;

perating Costs/Real Property Taxes:    $_______________;

Total Monthly Rent:                    $_______________

Tenant's Percentage Share:             ___________%;

Additional Rent:                       ___________

Percentage Rent:                       __________%

Breakpoint:                            __________

(10) Security Deposit:                 __________

(11) Rent Paid Through Date:           __________

Lease Guarantor(s): ____________________________________________________

Tenant Improvements or other allowances (i.e., rent reduction, free rent) due Tenant: ___________________________________________________________

Comments:  _____________________________________________________________

                             EXHIBIT "E-2"

                   FORM OF SELLER TENANT CERTIFICATE




________________, 1999


TO:North Hills, Ltd., and The Kest Children's Trust
1848 Norwood Plaza, Suite 214
Hurst, Texas  76054
Attention:  Mr. Burk Collins
Re:  North Hills Mall;
North Richland Hills, Texas


Ladies and Gentlemen:

     This Certificate is being delivered to you pursuant to subparagraph 4E of that certain agreement (the "Purchase Agreement") captioned "PURCHASE AGREEMENT", dated as of June __, 1999, between NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Seller"), and NORTH HILLS, LTD., a Texas limited partnership, and THE KEST CHILDREN'S TRUST (collectively, "Buyer").

     Seller hereby certifies to you, your lenders and your respective successors and assigns, that, "to Seller's knowledge" (as defined in the Purchase Agreement), none of the following statements is inaccurate in any material respect, except as provided in the lease, as amended (the "Lease") more particularly described in the attached Schedule "A" which is hereby incorporated (the "Schedule"):

     The Lease constitutes the entire agreement between __________, a _______ ("Tenant") and the landlord thereunder with respect to the subject matter thereof and the Lease has not been modified, amended or supplemented in any way except by the amendments or other agreements described in the Schedule.

     The summary of the terms of the Lease contained in the Schedule is true and correct.

     Except as provided in the Schedule, Tenant has not assigned or entered into a sublease for any portion of the premises covered by the Lease and no person or firm other than Tenant or its employees is in possession of such premises or any portion thereof.

     (a) The Tenant is not in default under the Lease, (b) Tenant has no claim, off-set or counterclaim against the landlord thereunder, and (c) the landlord thereunder is not in default.

     Tenant has no option, right of first refusal or otherwise to purchase the Property or any portion thereof or any interest therein and the only interest of the undersigned in the Property is that of a tenant pursuant to the terms of the Lease.

     Tenant is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or other similar proceedings.

     This Certificate is subject to the limitations set forth in the Purchase Agreement, including the limitations set forth in subparagraph 7C and subparagraph 9B thereof. Notwithstanding anything to the contrary herein, this Certificate shall not be effective unless and until the "Closing" (as defined in the Purchase Agreement) occurs.

                      SELLER:

                      NORTH HILLS MALL ASSOCIATES,
                      an Illinois general partnership

                      By:   JMB Income Properties, Ltd.-X,
                            an Illinois limited partnership

                            By:   JMB Realty Corporation,
                                  a Delaware corporation,
                                  Its General Partner

                                  By:  _________________________
                                  Name:_________________________
                                  Title:_________________________

                             SCHEDULE "A"

                        Summary of Lease Terms



Name of Tenant:  ________________________________________________________

Lease Date:  ____________________________________________________________

Amendment Dates, Separate Agreements, if any:  __________________________

Suite/Space No.  ________________;Rentable Square Footage:  __________

Lease Expiration:     _____________

Option(s) to Extend: _____________________________________________________

Option(s) to Expand: _____________________________________________________

Option to Terminate:______________________________________________________

Monthly Base Rent:                           $_______________;

Operating Costs/Real Property Taxes:         $_______________;

Total Monthly Rent:                          $_______________

Tenant's Percentage Share:                   ___________%;

Additional Rent:                             ___________

Percentage Rent:                             __________%

Breakpoint:                                  __________

(10) Security Deposit:                       __________

(11) Rent Paid Through Date:                 __________

(12) Lease Guarantor(s): ________________________________________________

(13) Tenant Improvements or other allowances (i.e., rent reduction, free rent) due Tenant:
     _____________________________________________________________________

(14) Comments:  __________________________________________________________

                             EXHIBIT "E-3"

                   FORM OF REA ESTOPPEL CERTIFICATE

                       REA ESTOPPEL CERTIFICATE


______________ __, 1999



North Hills Mall Associates
c/o JMB Realty Corporation
900 North Michigan Avenue
Chicago, Illinois 60611
Attention:  Mr. Tom Bennett


Re:  North Hills Mall;
     North Richland Hills, Texas (the "Property")
     --------------------------------------------

Ladies and Gentlemen:

     The undersigned hereby certifies to you, your lender(s), any prospective purchaser of all of part of your interest in the Property, and your successors and assigns that, except as listed on Schedule "A" attached hereto and made a part hereof:

     1. That certain "Operating Agreement" dated July 11, 1978, originally by and among Federated Stores Realty, Inc., Federated Department Stores, Inc. and R. E. Cox & Company and Berry Street Realty Company, and recorded in Volume 6526 at Page 745 of the Deed Records of Tarrant County, Texas, as amended (collectively, the "REA") constitute the only agreement or understanding between North Hills Mall Associates, an Illinois general partnership, and the undersigned with respect to the matters contained therein, and the REA has not been modified, changed, altered or amended in any respect, except as described in this Paragraph 1.

     2. The REA is in full force and effect and constitute a legally valid instrument, binding and enforceable against the undersigned in accordance with its terms.

     3. To the best knowledge of the undersigned, no other party subject to the REA is in default in any manner in the performance of any of the terms, covenants, conditions or provisions of the REA.

     4. The undersigned has not made advance payment of any charges payable under the REA.

     The individual executing this certificate on behalf of the undersigned has been duly authorized to make the statements herein contained and to execute and deliver this certificate.

     The undersigned agrees that this letter shall inure to the benefit of and is being relied upon by you, your lender(s), any prospective purchaser of all of part of your interest in the Property, and your successors and assigns.


                            Very truly yours,

                            _________________________________,
                            a ________________________________

                            By:   __________________________
                            Name: __________________________
                            Title:__________________________

                             SCHEDULE "A"

                Exceptions to REA Estoppel Certificate

                              EXHIBIT "F"

                     FORM OF SPECIAL WARRANTY DEED




STATE OF TEXAS
KNOW ALL MEN BY THESE PRESENTS
COUNTY OF TARRANT THAT:



NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration paid by ___________________, a _________________________ ("Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of that certain lot, tract or parcel of land situated in the City of North Richland Hills, Tarrant County, Texas, and being more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, together with all improvements located on such land (such land and improvements being collectively referred to as the "Property").

This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, easements, encumbrances and all other matters of record and all other matters that can be determined by a visual inspection or a complete and accurate survey of the Property (the "Permitted
Exceptions").

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, unto Grantee, and its successors and assigns forever, and Grantor does hereby bind itself, and its successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Property unto Grantee, and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

GRANTEE ACKNOWLEDGES THAT THE CONVEYANCE OF THE PROPERTY IS SPECIFICALLY MADE "AS-IS" AND "WHERE-IS," WITHOUT ANY REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED (EXCEPT FOR THE SPECIAL WARRANTY OF TITLE CONTAINED IN THIS DEED), INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR ANY OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR OTHERWISE.

EXECUTED on ___________________, 1999.


GRANTOR:

NORTH HILLS MALL ASSOCIATES,
an Illinois general partnership

By:  JMB Income Properties, Ltd.-X,
     an Illinois limited partnership

     By:   JMB Realty Corporation,
           a Delaware corporation,
           Its General Partner

           By:   _________________________
           Name: _________________________
           Title:_________________________

STATE OF         )
S.S.             )
COUNTY OF        )


     On _____________, before me, __________, a Notary Public in and for said County and State, personally appeared __________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:


SPACE FOR NOTARY SEAL OR STAMP

                              EXHIBIT "A"

                           LEGAL DESCRIPTION

                              EXHIBIT "G"

              FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION

            (North Hills Mall; North Richland Hills, Texas)

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Seller"), hereby sells, transfers, assigns and conveys to NORTH HILLS, LTD., a Texas limited partnership and THE KEST CHILDREN'S TRUST (collectively, "Buyer"), the following:

     1. Personal Property. All right, title and interest of Seller in and to those items of tangible personal property ("Personal Property") described in Exhibit "A" attached hereto and made a part hereof and relating to the "Property", as hereinafter defined.

     2. Leases. All right, title and interest of Seller in and to all leases ("Leases") relating to the Property and described in Exhibit "B" attached.

     3. Service Contracts. All right, title and interest of Seller in and to all contracts, service agreements and other operating agreements ("Service Contracts") relating to the Property and described in Exhibit "C" attached hereto.

     4. Intangible Property. All right, title and interest of Seller, to the extent assignable, in and to all contract rights, agreements, tenant lists, governmental permits, licenses and approvals, advertising material, telephone exchange numbers and the name "North Hills Mall" (collectively, the "Intangible Property") directly relating to the Property.

     This Bill of Sale, Assignment and Assumption is given pursuant to that certain Purchase Agreement ("Agreement") dated as of June ____, 1999, between the Seller and Buyer, respecting the purchase and sale of that certain shopping center commonly known as the "North Hills Mall" located in the North Richland Hills, Texas (the "Property"). The Agreement provides for, among other things, the assignment provided for herein. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in subparagraph 9B of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns.

     The property and rights conveyed hereunder are is conveyed "as is", without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     DATED:  As of _______________, 1999.

                      NORTH HILLS MALL ASSOCIATES,
                      an Illinois general partnership

                      By:   JMB Income Properties, Ltd.-X,
                            an Illinois limited partnership

                            By:   JMB Realty Corporation,
                                  a Delaware corporation,
                                  Its General Partner

                                  By:___________________________
                                  Name:_________________________
                                  Title:________________________
                                             "Seller"

                          BUYER'S ASSUMPTION

            (North Hills Mall; North Richland Hills, Texas)

     As of this ____ day of _______________, 1999, Buyer hereby accepts the foregoing assignment of Leases, Service Agreements and other contracts and agreements assigned hereby and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise or accrue from and after the date hereof.


                      BUYER:

                      NORTH HILLS, LTD.,
                      a Texas limited partnership

                      BURK COLLINS & CO., INC.,
                      a Texas corporation,
                      its general partner

                      By:   _________________________
                      Name: _________________________
                      Title:_________________________


                      THE KEST CHILDREN'S TRUST

                      By:_________________________
                         Michael Kest, Trustee

                              Exhibit "A"

              To Bill of Sale, Assignment and Assumption

                   Attach List of Personal Property

                              Exhibit "B"

              To Bill of Sale, Assignment and Assumption

                         Attach List of Leases

                              Exhibit "C"

              To Bill of Sale, Assignment and Assumption

                   Attach List of Service Contracts

                              EXHIBIT "H"

         EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES


                                 None.

                              EXHIBIT "I"

                            LIST OF LEASES

Accents & Gifts

Lease Agreement between JMB Income Properties and Siebes Enterprises, Inc. dated August 17, 1992

Assignment of Lease between Siebes Enterprises, Inc. and JMB Income Properties, Ltd. dated December 29, 1997

Guaranty of Lease between James Welborn and JMB Income Properties, Ltd. dated December 29, 1997

Alladin Jewelers

Lease Agreement between North Hills Mall Associates and Prince & Princess Jewelers, Inc. dated May 5, 1997

The Arcadium

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and The Arcadium dated April 23, 1999.

AT&T Tridom

Roof License Agreement between JMB Income Properties, Ltd. and AT&T Tridom, Inc. dated January 16, 1995

Dalton Bookseller

Lease Agreement between JMB Income Properties and B. Dalton Booksellers dated May 4, 1990

Addendum to Lease between JMB Income Properties, Ltd. and B. Dalton Booksellers, Inc., dated 5/4/96


Bath & Body Works

Lease Agreement between JMB Income Properties, Ltd. and Bath & Body Works, Inc. dated June 20, 1996


Bag'n Baggage

Lease Agreement between JMB Income Properties, Ltd. and Bag'n Baggage dated June 14, 1995

Beauty/Hair Concepts

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Beauty/Hair Concepts dated May 25, 1999.

Butterfields Etc.

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Butterfields Etc. dated December 15, 1998

Candy Barrel

Lease Agreement between JMB Income Properties, Ltd. and Candy Barrel dated February 15, 1996

Car-Lene Research

Lease Agreement between JMB Income Properties and Carlene Research of Texas, Inc. dated January 12, 1996


Chinese Gourmet Express

Lease Agreement between North Hills Mall Associates and Chinese Gourmet Express, Inc. dated February 24, 1997


Chick-Fil-A

Lease Agreement between JMB Income Properties and Chick-Fil-A, Inc. dated February 20, 1992

Amendment No. One To Lease between North Hills Mall Associates and Chick-Fil-A, Inc. dated December 3, 1996

Claire's Boutique

Lease Agreement between JMB Income Properties, Ltd. and Claire's Boutiques, Inc. dated March 2, 1995

Contempo Casuals

Lease Agreement between Federated Stores Realty and Contempo Casuals, Inc. dated April 5, 1983

Lease Extension and Amendment Agreement between JMB Income Properties, Ltd. and Contempo Casuals, Inc. dated October 3, 1995

Second Amendment to Lease between JMB Income Properties and Contempo Casuals, Inc. dated April 11, 1996

Third Lease Extension Agreement between North Hills Mall Associates and The Wet Seal, Inc. (successor in interest of Contempo Casuals, Inc. dated August 13, 1997

Assignment and Assumption Agreement between Ermine Trading Corporation and Contempo Casuals c/o The Wet Seal, Inc., dated 6/29/95.

Fourth Lease Extension Agreement between North Hills Mall Associates and The Wet Seal, Inc. dated June 26, 1998

Convecash (ATM)

Lease Agreement between JMB Income and Convecash, Inc., dated February 7,
1996

Critter Connection

Short Term Lease For Kiosk, Pushcart or In-Line Space between North Hills Mall Associates and Critter Connection dated June 10, 1998

Deck the Walls

Lease Agreement between North Hills Mall Associates and Mr. Michael Tanvaviriya & Mrs. Elizabeth Marshall (Deck the Walls) dated October 15, 1996

Partial Rent Abatement Agreement between North Hills Mall and Michael Tanyaviriya & Elizabeth Marshall dated September 1997

Extension of Rent Abatement Agreement dated September 9, 1998.

Eight Ball Billiards

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Eight Ball Billiards dated May 27, 1999. (location #1)

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Eight Ball Billiards dated May 28, 1999. (location #2)


Embroid It

Short-term Lease for Kiosk, Pushcart or In-Line Space between North Hills Mall and The Embroid It Company dated January 3, 1997

European Nook

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and European Nook dated December 8, 1998.

Fancy Lady

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Fancy Lady dated November 30, 1998.

Fantasy Entertainment

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Fantasy Entertainment dated June 11, 1999.

It's Fix

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and It's Fix December 1, 1998

Fieldhouse Sports

Lease Agreement between JMB Income Properties, Ltd. and PRO-MAC1
(Fieldhouse) dated August 5, 1991

Partial Rent Abatement Agreement between North Hills Mall Associates and PRO-MAC1 d/b/a Fieldhouse dated June 19, 1996

Partial Rent Abatement Agreement between North Hills Mall Associates and PRO-MAC1 d/b/a Fieldhouse dated July 3, 1997

Partial Rent Agreement dated 7/24/98.

Extension of Rent Abatement Agreement between North Hills Mall Associates and Fieldhouse Sports dated January 28, 1999

Foot Locker

Lease Agreement between JMB Income Properties and Kinney Shoe Corporation dated June 12, 1989

Frullati

Lease Agreement between North Hills Mall Associates and Frullati NHM, Inc. dated August 1, 1996

Fun Gum Machine Company

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Fun Gum Machine Company dated January 21, 1999.

(location #1)

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Fun Gum Machine Company dated January 21, 1999.

(location #2)

Gadzooks

Lease Agreement between JMB Income Properties, Ltd. and Titan Enterprises, Inc. (Gadzooks) dated July 1, 1992

The Gap

Lease Agreement between JMB Income Properties, Ltd. and The Gap, Inc. dated August 17, 1992

Amendment No. One to Lease between North Hills Mall Associates and The Gap, Inc. dated May 28, 1997

Lease Amendment between The Gap and North Hills Mall Associates dated June 24, 1998

Termination Letter from GAP terminating their lease

Glamour Shots

Lease Agreement between North Hills Mall Associates and Dallas Glamour Shots dated September 16, 1996

Lease Extension Agreement between North Hills Mall Associates and Dallas G.S. dated April 1, 1999.

Gordon Jewelers

Lease Agreement between North Hills Mall Associates and Zale Delaware (Gordon Jewelers) dated May 24, 1996

General Nutrition Center

Lease Agreement between JMB Income Properties and General Nutrition Corporation dated September 21, 1993

Amy's Hallmark / Evenson Card Shops / Hallmark Specialty Retail Group

Lease Agreement between JMB Income Properties and Evenson's Card Shop dated May 18, 1992

Sublease Agreement between Evenson Card Shops, Inc. and Edward R. Lee and Jennifer M. Lee d/b/a Lee's Hallmark Shop dated March 10, 1993

Letter evidencing that Evenson Card Shops has changed its name to Hallmark Specialty Retail Group dated August 6, 1998

House of Cards

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and House of Cards dated February 22, 1999.

Hughes Network System

Roof License Agreement between JMB Income Properties, Ltd. and Hughes Network Systems, Inc. dated March 20, 1996

Image Dynamics (Photo Booth)

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Image Dynamics dated September 3, 1998.

Kay Bee Toys

Lease Agreement between JMB Income Properties and Kay-Bee Toys dated February 16, 1990

Lease Amendment between Toy & Hobby and JMB Income Properties dated April
14, 1994

Lease Extension Agreement between North Hills Mall Associates and K B Toy of Texas dated April 20, 1998

Lease Extension Agreement between North Hills Mall Associates and KB Toy of Texas, Inc. dated January 31, 1999.

Kiddie Koncepts

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Kiddie Koncepts dated January 26, 1999.

The Limited

Lease Agreement between JMB Income Properties and The Limited Stores, Inc. dated January 29, 1992

Luby's Cafeteria

Lease Agreement between JMB Income Properties and Luby's Cafeterias, Inc. dated August 30, 1994

Metabolife 356

Short-term Lease for Kiosk, Pushcart or In-Line Space between North Hill Mall Associates and Metabolife 356 dated August 27, 1998

Nails Etc.

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Nails Etc. dated November 3, 1998.

New Gold Palace

Short-term Lease for Kiosk, Pushcart or In-Line Space between North Hill Mall Associates and New Gold Palace dated May 24, 1999.

Part of Texas

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Part of Texas dated January 29, 1999.

Payless ShoeSource

Lease Agreement between JMB Income Properties and Volume Shoe Corporation dated February 27, 1987

Lease Extension Agreement between North Hills Mall Associates and Payless ShoeSource dated September 4, 1997

Lease Extension Agreement between North Hills Mall Associates and Payless ShoeSource dated February 22, 1999.

Pearle Vision

Lease Agreement between JMB Income Properties and Pearle Vision dated July 12, 1995

Pretzels Etc.

Short-term Lease for Kiosk, Pushcart or In-Line Space between North Hills Mall Associates and Pretzels Etc. dated July 27, 1998

Radio Shack

Lease Agreement between JMB Income Properties and Tandy Corporation (Radio Shack) dated May 28, 1992

Regis Hairstylists

Lease Agreement between JMB Income Properties and Regis Corporation dated January 13, 1992

Sam Goody (Musicland)

Lease Agreement between JMB Income Properties and The Musicland Group dated April 6, 1987

Sbarro

Lease Agreement between JMB Income Properties, Ltd. and Sbarro dated February 11, 1992

Assignment and Assumption of Lease dated January 3, 1994

Shoe Box

Lease Agreement between JMB Income Properties, ltd. and S & J Shoes dated June 22, 1993

Assignment and Assumption of Lease dated 1/15/98

Summit Stationers

Lease Agreement between JMB Income Properties and American Greetings Corporation dated April 30, 1985

Lease Amendment between JMB Income and American Greetings Corporation dated June 30, 1989

Amendment No. Four to Lease between north Hills mall Associates and American Greeting corporation dated February 4, 1997

Lease Amendment No. One to Lease between JMB Income Properties and American Greetings Corporation dated June 21, 1995

Lease Extension Agreement between JMB Income Properties and American Greetings Corporation dated February 29, 1996

Lease Extension Agreement between North Hills Mall Associates and American Greetings dated February 18, 1998

Lease extension Agreement between North Hills Mall Associates and American Greeting corporation dated February 28, 1999.

Sunbeam Creations

Short-term Lease For Kiosk, Pushcart or In-Line Space between North Hills Mall Associates and Sunbeam Creations dated February 17, 1998

Extension of Term of Short Term Lease between North Hills Mall Associates and Robert Waheed d/b/a Sunbeam Creations dated December 30, 1998.

Sunglass Hut

Lease Agreement between JMB Income Properties, Ltd. and Sunglass Hut Trading Corporation dated April 24, 1995

Things Remembered

Lease Agreement between JMB Income Properties and Things Remembered dated February 20, 1996

Tis the Season

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Tis The Season dated January 14, 1999.

Trade Secret

Lease Agreement between North Hills Mall Associates and Trade Secret dated June 19, 1996

Victoria's Secret Stores

Lease Agreement between JMB Income Properties, Ltd. and Victoria's Secret Stores dated February 27, 1992

Walden Books

Lease Agreement between North Hills Mall Associates and Walden Book Company dated August 2, 1996

Wemakit

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and Wemakit dated January 29, 1999.

What's New

Short Term Lease For Kiosk, Pushcart or In-Line Space between North Hills Mall Associates and Ed Lee dated May 13, 1998

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and What's New dated May 21, 1999.

World Chiropractic Group

Short Term Lease for Kiosk, Pushcart or In-Line Spaced between North Hills Mall Associates and World Chiropractic dated June 10, 1999.

Zales

Lease Agreement between JMB Income Properties and Zales dated April 1, 1992

                              EXHIBIT "J"

                           SERVICE CONTRACTS

Imperial Services Trap service Agreement dated February 6, 1997

Security Link Ameritech Alarm Services dated February 6, 1997

Myers Services Independent Contractor continuing Service Agreement dated January 3, 1997

Musor Music of Texas Lease Agreement dated December 1, 1993

Paul Copenhaver d/b/a Master Sweep Independent Contractor continuing Service Agreement dated February 6, 1997

Laldlaw (Trinity) Waste Systems Customer Service Agreement dated April 3,
1995

Grant Leighton Associates of Texas Independent contractor continuing Service Agreement dated December 22, 1998

Grant Leighton Associates of Texas Independent contractor continuing Service Agreement dated December 22, 1998

Felco Auto Lease dated February 2, 1998

Metering and Data Specialties continuing Service Agreement dated December
21, 1994

Center Services Independent Contractor continuing Service Agreement dated December 22, 1998

Aramark Uniform Services Independent Contractor continuing Service Agreement dated February 4, 1998

McKesson Water Products Customer Lease Agreement dated February 10, 1998

AT&T Property Manager contract dated 1/20/96

AT&T Security contract dated 1/23/96

PageNet Service Lease Agreement dated August 1, 1996

PageNet Service/Lease Agreement dated July 29, 1996

Rancotyp-Postalia, Inc. Rental Agreement dated April 15, 1997

Infinitel Public Telephone Space Lease Agreement dated January 29, 1997, amended September 30, 1997.

$1.29 Cleaners Independent Contractor Service Agreement dated June 1, 1996

3M Media Outdoor Display Advertising (Outdoor Systems Advertising) Agreement dated September 22, 1992

Cherry Hills Photo & Train Agreement dated February 10, 1998.

Independent Contractor Continuing Service Agreement between North Hills Mall Associates and Center Services Inc. dated December 22, 1999.

Independent Contractor Continuing Service Agreement between North Hills Mall Associates and Grant Leighton dated December 22, 1998.

                              EXHIBIT "K"

                         ENVIRONMENTAL REPORTS


Environmental Report prepared by PSI Environmental Services, dated
August 4, 1989.

Phase I Environmental Site Assessment prepared by Furgo Environmental, Inc., dated November 20, 1995.